UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2024

QUIDELORTHO CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 552-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2024, in connection with the previously announced underwritten offering (the “Offering”) by a selling stockholder affiliated with The Carlyle Group (the “Selling Stockholder”) of 8,260,183 shares of common stock, par value $0.001 per share (the “Shares”) of QuidelOrtho Corporation (the “Company”), each of James R. Prutow and Robert R. Schmidt informed the Company of his decision to resign as a member of the Company’s Board of Directors (the “Board”), effective as of November 21, 2024. Mr. Prutow’s and Mr. Schmidt’s resignations were submitted in accordance with the principal stockholders agreement, dated December 22, 2021, between the Company and the Selling Stockholder (the “Principal Stockholders Agreement”). Upon completion of the sale of the Shares by the Selling Stockholder on November 21, 2024, the Principal Stockholders Agreement terminated pursuant to its terms. Mr. Prutow’s and Mr. Schmidt’s resignations were not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On November 19, 2024, the Company announced the commencement and pricing of the Offering of 8,260,183 Shares held by the Selling Stockholder, at a price of $35.314 per Share. The Company did not sell any Shares and did not receive any proceeds from the sale of the Shares in the Offering. A copy of the press release issued in connection with the pricing of the Offering is attached hereto as Exhibit 99.1.

The Shares were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated November 19, 2024, among the Company, the Selling Stockholder, and Goldman Sachs & Co. LLC, as underwriter.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Stockholder, customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company and the Selling Stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of these liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 19, 2024.

99.1	Press release issued by QuidelOrtho Corporation, dated November 19, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2024

QUIDELORTHO CORPORATION

By:	/s/ Joseph M. Busky
Name:	Joseph M. Busky
Its:	Chief Financial Officer